As filed with the Securities and Exchange Commission on July 31, 2003
                                                    Registration No. 333-99571

   ________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                 _____________

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      to
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                 _____________

                             COMPLETEL EUROPE N.V.
            (Exact name of registrant as specified in its charter)


Amsterdam, The Netherlands                                98-0202823
(State of other jurisdiction of                        (I.R.S. Employer
Incorporation or organization)                         Identification Number)


                                   Blaak 16
                               3011 TA Rotterdam
                                The Netherlands
                               +31 10 43 00 844
         (Address and telephone number of principal executive offices)

            Completel Europe N.V. 2002 Share Subscription Agreement
                     for the Benefit of Selected Employees

                           (Full title of the plan)

                                Donald Puglisi
                             Puglisi & Associates
                         850 Library Avenue, Suite 204
                               Newark, DE 19711
                                 (302)738-6680

           (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                  COPIES TO:

                              Eden Quainton, Esq.
                   Skadden, Arps, Slate, Meagher & Flom LLP
                        68, rue du Faubourg St. Honore
                                  75008 Paris
                               +33 1 55 27 11 53
                                 _____________

                         DEREGISTRATION OF SECURITIES

         This post-effective amendment No. 1 to the registration statement on Form S-8 (File No. 333-99571) initially filed on September 13, 2002 is being filed to indicate that all 49,750 Units (each consisting of one Ordinary Share, nominal value (euro)0.04, and one Convertible Preferred A Share, nominal value (euro)0.04) of Completel Europe N.V., issuable under the Completel Europe N.V. 2002 Share Subscription Agreement for the Benefit of Selected Employees have been sold.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Courbevoie, France, on July 31, 2003.

                                    COMPLETEL EUROPE N.V.,

                                    a public limited liability company
                                    organized under the laws of the Netherlands

                                    By:  /s/ Jerome de Vitry
                                    ......................................
                                    Jerome de Vitry
                                    President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                             Title                                Date
---------                             -----                                ----


/s/ Jerome de Vitry                   President and                        July 31, 2003
------------------------------        Chief Executive Officer
Jerome de Vitry


/s/ Alexandre Westphalen              Chief Financial Officer and          July 31, 2003
------------------------------        Principal Accounting Officer
Alexandre Westphalen


/s/ Lawrence F. DeGeorge              Supervisory Director                 July 31, 2003
------------------------------
Lawrence F. DeGeorge


/s/ James C. Allen                    Supervisory Director                 July 31, 2003
------------------------------
James C. Allen


/s/ Jean-Marie Descarpentries            Supervisory Director              July 31, 2003
------------------------------
Jean-Marie Descarpentries


/s/ Duncan Lewis                      Supervisory Director                 July 31, 2003
------------------------------
Duncan Lewis


                                      Supervisory Director
------------------------------
Jean-Pierre Vandromme


/s/ Dominique Vignon                  Supervisory Director                 July 31, 2003
------------------------------
Dominique Vignon



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the undersigned authorized U.S. representative on the date indicated.


Name                           Capacity                          Date
----                           --------                          ----

Puglisi & Associates           Authorized Representative in      July 31, 2003
By: /s/ Donald Puglisi         the United States
Name: Donald Puglisi
Title: Managing Director